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                                                           EXHIBIT 10.2


                             MASTER LEASE AGREEMENT


     THIS MASTER LEASE AGREEMENT, dated as of September 19, 1996, ("AGREEMENT"), between GENERAL ELECTRIC CAPITAL CORPORATION, with an office at 303 INTERNATIONAL CIRCLE SUITE 300, HUNT VALLEY, MARYLAND 21031, (hereinafter called, together with its successors and assigns, if any, "LESSOR"), and MILLENNIUM PHARMACEUTICALS, INC., a CORPORATION, organized and existing under the laws of the State of DELAWARE, with its mailing address and chief place of business at 640 MEMORIAL DRIVE 5TH FLOOR CAMBRIDGE, MA 02139 (hereinafter called "LESSEE").


                                   WITNESSETH:


I. LEASING:

     (a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("EQUIPMENT") described in Annex A to any schedule hereto ("SCHEDULE") and this Agreement shall be effective from and after the date of execution hereof. Terms defined in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule.

     (b) The obligation of Lessor to purchase Equipment from the manufacturer or supplier thereof ("SUPPLIER",) and to lease the same to Lessee under any Schedule shall be subject to receipt by Lessor, prior to the Lease Commencement Date (with respect to such Equipment), of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule relating to the Equipment then to be leased hereunder, (ii) a Purchase Order Assignment and Consent in the form of Annex B to the applicable Schedule, unless Lessor shall have delivered its purchase order for such Equipment, (iii) evidence of insurance which complies with the requirements of Section X, and (iv) such other documents as Lessor may reasonably request. As a further condition to such obligations of Lessor, Lessee shall, upon delivery of such Equipment (but not later than the Last Delivery Date specified in the applicable Schedule) execute and deliver to Lessor a Certificate of Acceptance (in the form of Annex C to the applicable Schedule) covering such Equipment. Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier. Upon execution by Lessee of any Certificate of Acceptance, the Equipment described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.


II. TERM, RENT AND PAYMENT:

     (a) The rent payable hereunder and Lessee's right to use the Equipment shall commence on the date of execution by Lessee of the Certificate of Acceptance for such Equipment ("LEASE COMMENCEMENT DATE"). The term of this Agreement shall be the period specified in the applicable Schedule. If any term is extended, the word "TERM" shall be deemed to refer to all extended terms, and all provisions of this Agreement shall apply during any extended terms, except as may be otherwise specifically provided in writing.

     (b) Rent shall be paid to Lessor at its address stated above, except as otherwise directed by Lessor. Payments of rent shall be in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. If one or more Advance Rentals are payable, such Advance Rental shall be (i) set forth on the applicable Schedule, (ii) due upon acceptance by Lessor of such Schedule, and (iii) when received by Lessor, applied to the first rent payment and the balance, if any, to the final rental payment(s) under such Schedule. In no event shall any Advance Rental or any other rent payments be refunded to Lessee. If rent is not paid within ten days of its due date, Lessee agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.

     (c) So long as no default shall have occurred and be continuing under the terms of this agreement, neither Lessor nor its agents, employees, creditors, or assigns will disturb Lessee's quiet, peaceful and uninterrupted possession of the Equipment during the term of this Lease and Lessee's uninterrupted use thereof for its intended purpose.


III. RENT ADJUSTMENT:

     (a) The periodic rent payments in each Schedule have been calculated on the assumption (which, as between Lessor and Lessee, is mutual) that the maximum effective corporate income tax rate (including any surcharge but exclusive of any minimum tax rate) for calendar-year taxpayers ("EFFECTIVE RATE") will be thirty-five percent (35%) for each year of the lease term.

     (b) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Internal Revenue Code of 1986 ("CODE"), the Effective Rate is higher than thirty-five percent (35%) for any year during the lease term, then Lessor shall have the right to increase such rent payments by requiring payment of a single additional sum equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Stipulated Loss Value divided by the difference between the new Effective Tax Rate (expressed as a decimal) and one (1). The adjusted Stipulated Loss Value shall be the Stipulated Loss Value (calculated as of the first rental due in the year for which such adjustment is being made) less the product of the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all subsequent years of the lease term). Lessee shall pay to Lessor the full amount of the additional rent payment on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

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     (c) Lessee's obligations under this Section III shall survive any expiration or termination of this Agreement.

IV. TAXES: Except as provided in Sections III and XV(c), Lessee shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rentals or receipts hereunder), any Schedule, Lessor or Lessee by any foreign, federal, state or local government or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called "TAXES"). Lessee shall (i) reimburse Lessor upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor, (ii) on request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes, (iii) on all reports or returns show the ownership of the Equipment by Lessor, and (iv) send a copy thereof to Lessor. The obligations of Lessee under this Section IV shall survive any expiration or termination of this Agreement.


V. REPORTS:

     (a) Lessee will notify Lessor in writing, within ten (10) days after any tax or other lien shall attach to any Equipment, of the full particulars thereof and of the location of such Equipment on the date of such notification.

     (b) Lessee will within ninety (90) days of the close of each fiscal year of Lessee, deliver to Lessor, Lessee's complete financial statements, certified by a recognized firm of certified public accountants. Lessee will, within thirty
(30) days after the date on which they are filed, deliver to Lessor all Forms 10-K and 10-Q filed with the Securities and Exchange Commission. Upon request Lessee will deliver to Lessor quarterly, within ninety (90) days of the close of each fiscal quarter of Lessee, in reasonable detail, copies of Lessee's quarterly financial report certified by the chief financial officer of Lessee. Upon request, Lessee will deliver to Lessor one copy of each financial statement, report, notice or proxy statement sent by Lessee to shareholders generally and one copy of each regular or periodic report, registration statement or prospectus filed by Lessee with any securities exchange or the Securities and Exchange Commission or any successor agency, such copies to be delivered to Lessor within thirty (30) days after they become available or are otherwise filed.

     (c) Lessee will permit Lessor to inspect any Equipment during normal business hours.

     (d) Lessee will keep the Equipment at the Equipment Location (specified in the applicable Schedule) and will give Lessor prior written notice of any relocation of Equipment. Upon the written request of Lessor, Lessee will notify Lessor forthwith in writing of the location of any Equipment as of the date of such notification.

     (e) Lessee will promptly and fully report to Lessor in writing if any Equipment is lost or damaged (where the estimated repair costs would exceed ten percent (10%) of its then fair market value), or is otherwise involved in an accident causing personal injury or property damage.

     (f) Within thirty (30) days after any request by Lessor, Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default (as described in Section XII) or event which with notice or lapse of time (or both) would become such a default.


VI. DELIVERY, USE AND OPERATION:

     (a) All Equipment shall be shipped directly from the Supplier to Lessee.

     (b) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable federal, state, and local laws and regulations and any applicable insurance policies and Lessee shall not discontinue use of the Equipment.

     (c) LESSEE SHALL NOT ASSIGN, MORTGAGE, SUBLET OR HYPOTHECATE ANY EQUIPMENT, OR THE INTEREST OF LESSEE HEREUNDER, NOR SHALL LESSEE REMOVE ANY EQUIPMENT FROM THE CONTINENTAL UNITED STATES, WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR.

     (d) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which result from acts of Lessor.


VII. SERVICE:

     (a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations, normal wear and tear excepted. Lessee shall, if at any time requested by Lessor, affix in a prominent position on each unit of Equipment plates, tags or other identifying labels showing ownership thereof by Lessor.

     (b) Lessee will not, without the prior consent of Lessor, affix or install any accessory, equipment or device on any Equipment if such addition will impair the originally intended function or use of such Equipment. All additions, repairs, parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any Equipment which are not readily removable shall be made only in compliance with applicable law, including Internal Revenue Service guidelines, shall be free and clear of all liens, encumbrances or rights of others, and

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shall become the property of Lessor. Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix or install any Equipment to or in any other personal or real property.

     (c) Any alterations or modifications to the Equipment that may, at any time during the term of this Agreement, be required to comply with any applicable law, rule or regulation shall be made at the expense of Lessee.


VIII. STIPULATED LOSS VALUE: Lessee shall promptly and fully notify Lessor in writing if any unit of Equipment shall be or become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable determination of Lessee, or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "CASUALTY OCCURRENCES"). On the rental payment date next succeeding a Casualty Occurrence (the "PAYMENT DATE"), Lessee shall pay Lessor the sum of (x) the Stipulated Loss Value of such unit calculated as of the rental next preceding such Casualty Occurrence ("CALCULATION DATE") and (y) all rentals and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder, the term of this lease as to such unit shall terminate and (except in the case of the loss, theft or complete destruction of such unit) Lessor shall be entitled to recover possession of such unit.


IX. LOSS OR DAMAGE: Lessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever from the time the Equipment is shipped to Lessee.


X. INSURANCE: Lessee agrees, at its own expense, to keep all Equipment insured for such amounts and against such hazards as Lessor may require, including, but not limited to, insurance for damage to or loss of such Equipment and liability coverage for personal injuries, death or property damage, with Lessor named as additional insured and with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee. All such policies shall be with companies, and on terms, satisfactory to Lessor. Lessee agrees to deliver to Lessor evidence of insurance satisfactory to Lessor. No insurance shall be subject to any co-insurance clause. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies. Any expense of Lessor in adjusting or collecting insurance shall be borne by Lessee. Lessee will not make adjustments with insurers except (i) with respect to claims for damage to any unit of Equipment where the repair costs do not exceed ten percent (10%) of such unit's fair market value, or (ii) with Lessor's written consent. Said policies shall provide that the insurance may not be altered or cancelled by the insurer until after thirty (30) days' written notice to Lessor. Lessor may, at its option, apply proceeds of insurance, in whole or in part, to
(i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor hereunder.


XI. RETURN OF EQUIPMENT:

     (a) Upon any expiration or termination of this Agreement or any Schedule, Lessee shall promptly, at its own cost and expense: (i) perform any testing and repairs required to place the affected units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for their originally intended purpose; (ii) if deinstallation, disassembly or crating is required, cause such units to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Lessor; and
(iii) return such units to a location within the continental United States as Lessor shall direct.

     (b) Until Lessee has fully complied with the requirements of Section XI(a) above, Lessee's rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term. Lessor may terminate such continued leasehold interest upon ten (10) days' notice to Lessee.


XII. DEFAULT:

     (a) Lessor may in writing declare this Agreement in default if: Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within ten (10) days; Lessee breaches any of its insurance obligations herewith under Section X; Lessee breaches any of its other obligations hereunder and fails to cure that breach within thirty (30) days after written notice thereof; any representation or warranty made by or on behalf of Lessee in connection with this Agreement shall be false or misleading in any material respect; Lessee or any guarantor becomes insolvent or ceases to do business as a going concern; any Equipment is illegally used; a petition is filed by or against Lessee or any guarantor under any bankruptcy or insolvency laws; there is a revocation or anticipatory repudiation of any guarantor's obligations under any guaranty issued in connection with this Agreement; Lessee or any guarantor shall be in default under any material obligation and the applicable grace period with respect thereto shall have expired; Lessee or any guarantor shall have terminated its existence, consolidated with, merged into or conveyed or leased substantially all of its assets as an entirety to any person (such actions being referred to as an "EVENT"), unless not less than sixty (60) days prior to such Event: (x) such person is organized and existing under the laws of the United States or any state, and executes and delivers to Lessor an agreement containing an effective assumption by such person of the due and punctual performance of this Lease or guaranty thereof, as the case may be, and
(y) Lessor is reasonably satisfied as to the credit worthiness of such person; if Lessee or any guarantor is a privately held corporation and effective control of Lessee's or any guarantor's voting capital stock, issued and outstanding from time to time, is not retained by the present stockholders (unless Lessee shall have provided sixty (60) days' prior written notice to Lessor of the proposed disposition of stock and Lessor shall have consented thereto in writing); or if Lessee or any guarantor is a publicly held corporation as a result of or in connection with a material change in the ownership of Lessee's or any guarantor's capital stock, Lessee's or any guarantor's debt-to-worth ratio equals or exceeds twice Lessee's or any guarantor's debt-to-worth ratio as of the date of this Lease (unless Lessor shall have given its prior written consent thereto), if Lessee or any guarantor is a natural person, any death or incompetency of Lessee or such guarantor. As used herein, "DEBT-TO-WORTH RATIO" shall mean the ratio of (x) total liabilities which, in

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accordance with generally accepted accounting principles ("GAAP") would be included in the liability side of a balance sheet, to (y) tangible net worth including the sum of the par or stated value of all outstanding capital stock, surplus and undivided profits, less any amounts attributable to goodwill, patents, copyrights, mailing lists, catalogs, trademarks, bond discount and underwriting expenses, organization expense and other intangibles, all determined in accordance with GAAP. Any provision of this Agreement to the contrary notwithstanding, Lessor may exercise all rights and remedies hereunder independently with respect to each Schedule.

     (b) After default, at the request of Lessor, Lessee shall comply with the provisions of Section XI(a). Lessee hereby authorizes Lessor to enter, with or without legal process, any premises where any Equipment is believed to be and take possession thereof. Lessee shall, without further demand, forthwith pay to Lessor as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated as of the rental date next preceding the declaration of default), and all rentals and other sums then due hereunder. Lessor may terminate this Agreement as to any or all of the Equipment, provided that a termination shall occur only upon written notice by Lessor to Lessee and only as to the items of Equipment specified in any such notice. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment; and Lessor may use Lessee's premises for any or all of the foregoing without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder; then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be retained by Lessor. Lessee shall pay any deficiency in (1) and (2) forthwith.

     (c) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay Lessor's actual attorney's fees incurred in connection with the enforcement, assertion, defense or preservation of Lessor's rights and remedies hereunder, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default.

     (d) Any default under the terms of this or any other agreement between Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.



XIII. ASSIGNMENT: Lessor may, without the consent of Lessee, assign this Agreement or any Schedule or any interests therein. Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and all other amounts payable under any assigned Equipment Schedule to such assignee or as instructed by Lessor. Lessee further agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.


XIV. NET LEASE; NO SET-OFF, ETC: This Agreement is a net lease. Lessee's obligation to pay rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reductions of, or set-offs against, said rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort or negligence of Lessor) of Lessee against Lessor under this Agreement or otherwise. Nor shall this Agreement terminate or the obligations of Lessee be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause. It is the intention of the parties that rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.


XV. INDEMNIFICATION:

     (a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, its agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature, in contract or tort or otherwise, unless caused by the gross negligence or willful misconduct of Lessor, and including, but not limited to, Lessor's strict liability in tort, arising out of
(i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

     (b) The Lease has been entered into on the assumption that (i) the Lease will be treated for federal income tax purposes as a true lease and the Lessor will be treated as the owner and lessor of the Equipment and the Lessee will be treated as the lessee of the Equipment, and (ii) on the Lease Commencement Date for any unit of Equipment, such unit will qualify for all of the items of deduction and credit specified in Section C of applicable Schedule ("TAX BENEFITS") in the hands of Lessor (all references to Lessor in this Section XV include Lessor and the consolidated tax payer group of which Lessor is a member).

     (c) If for any reason whatsoever (i) tax counsel of Lessor shall determine that Lessor is not entitled to claim on its federal income tax return all or any portion of the Tax Benefits with respect to any Equipment or (ii) any such Tax Benefit claimed on the federal income tax return of Lessor is disallowed or adjusted by the Internal Revenue Service or (iii) any such Tax Benefit is recomputed or recaptured (any such determination, disallowance, adjustment, recomputation or recapture being hereinafter called a "LOSS"), then Lessee shall pay to Lessor, as an

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indemnity and as additional rent, such amount as shall, in the reasonable opinion of Lessor, cause Lessor's after-tax economic yields and cash flows, computed on the same assumptions, including tax rates (unless any adjustment has been made under Section III hereof, in which case the Effective Rate used in the next preceding adjustment shall be substituted), and were utilized by Lessor in originally evaluating the transaction (such yields and flows being hereinafter called the "NET ECONOMIC RETURN") to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. Such amount shall be payable upon demand accompanied by a statement describing in reasonable detail such Loss and the computation of such amount. Anything in this paragraph to the contrary notwithstanding, Lessee shall have no obligation to indemnify Lessor from or against any such Loss to the extent that such Loss is caused by: (i) any failure by Lessor to properly or timely claim on its federal income tax return any Tax Benefits on any Equipment (unless such failure is based upon a determination by tax counsel of Lessor that Lessor is not entitled to claim such Tax Benefits with respect to such Equipment); (ii) any failure of Lessor to have sufficient taxable income to benefit from the Tax Benefits; (iii) any liability of the Lessor for any alternative minimum taxes; (iv) the status of Lessor for purposes of federal income taxes; (v) any sale or other disposition of any Equipment by Lessor other than after an event of default by Lessee; (vi) any tax election made or not made by Lessor relating to the Tax Benefits; or (vii) any event which results in a payment by Lessee in an amount equal to, or measured by, the Stipulated Loss Value to the extent that such Loss was included in Lessor's calculation of such Stipulated Loss Value.

     (d) All of Lessor's rights, privileges and indemnities contained in this
Section XV shall survive the expiration or other termination of this Agreement and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.


XVI. DISCLAIMER: LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL LESSOR BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following, regardless of any negligence of Lessor (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Lease, Lessee shall be, and hereby is, authorized during the term of this Lease to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment.


XVII. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each
Schedule:

     (a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "DOCUMENTS") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

     (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws.

     (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

     (d) The entry into and performance by Lessee of the Documents will not: (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or By-Laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

     (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which if decided adversely will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement.

     (f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property.

     (g) Each financial statement delivered to Lessor has been prepared in accordance with GAAP consistently applied, and since the date of the most recent such financing statement, there has been no material adverse change.

     (h) Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Agreement).

     (i) The Equipment will at all times be used for commercial or business purposes.

XVIII. PURCHASE OPTION:

     (a) So long as no default exists hereunder and the lease has not been earlier terminated, Lessee may at lease expiration, upon at least one hundred eighty (180) days' prior written notice to Lessor, purchase all (but not less than all) of the Equipment in any Schedule on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied ("AS IS BASIS") for cash equal to its then Fair Market Value (plus all applicable sales taxes).

     (b) "FAIR MARKET VALUE", shall mean the price which a willing buyer (who is neither a lessee in possession nor a used equipment dealer) would pay for the Equipment in an arm's-length transaction to a willing seller under no compulsion to sell; PROVIDED , HOWEVER, that in such determination: (i) the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under this Agreement; (ii) in the case of any installed Equipment, that Equipment shall be valued on an installed basis; and (iii) costs of removal from current location shall not be a deduction from such valuation. If Lessor and Lessee are unable to agree on the Fair Market Value at least one hundred thirty-five (135) days before lease expiration, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Value, and that determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

     (c) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within fifteen (15) days after Fair Market Value is determined (by agreement or appraisal).


XIX. MISCELLANEOUS:

     (A) LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS LEASE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     (b) Unless and until Lessee exercises its rights under Section XVIII above, nothing herein contained shall give or convey to Lessee any right, title or interest in and to any Equipment except as a lessee. Any cancellation or termination by Lessor, pursuant to the provision of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder. All Equipment shall at all times remain personal property of Lessor regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof.

     (c) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith. Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing and shall be deemed effective when sent. This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

                                                           LESSOR_______________

                                                           LESSEE_______________

     (d) In case of a failure of Lessee to comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor within five days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

     (e) Any rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.


     IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                         LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION            MILLENNIUM PHARMACEUTICALS, INC.


By:                                             By:
   -------------------------------

Name:                                           Name:
     -----------------------------

Title:                                          Title:
      ----------------------------

                                 ADDENDUM NO. 1
                            TO MASTER LEASE AGREEMENT
                        DATED AS OF ____________________

THIS ADDENDUM (this "ADDENDUM") amends and supplements the above referenced lease (the "LEASE"), between GENERAL ELECTRIC CAPITAL CORPORATION ("LESSOR") and MILLENNIUM PHARMACEUTICALS, INC. ("LESSEE") and is hereby incorporated into the Lease as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

The Lease is hereby amended as follows:

     1.   XXI. ADDITIONAL COVENANTS.

          (a) At all times during the term of the Lease, Lessee shall maintain:
     (i) unrestricted cash, cash equivalents and marketable securities of at least $20,000,000; (ii) a tangible net worth of at least $20,000,000; (iii) a current ratio (current assets divided by current liabilities) of at least 2.0:1; and (iv) a total liabilities to tangible net worth ratio of 1.0:1 or less, or within fifteen (15) days after Lessee ceases to satisfy any such requirements, Lessee shall cause to be delivered to Lessor an irrevocable standby letter of credit as described in Section XXI(c) below. Unrestricted cash, cash equivalents and marketable securities shall be defined as being net of any non-GE Capital contingent liabilities associated with other lease or loan cash triggers, pledge agreements, etc. Except as defined herein, accounting terms used herein shall be as defined, and all calculations hereunder shall be made, in accordance with GAAP.

          (b) Lessee's chief financial officer shall notify Lessor of the amount of Lessee's unrestricted cash, cash equivalents, marketable securities, tangible net worth, current ratio and total liabilities to tangible net worth ratio, and shall certify that such amounts are in compliance with the requirements of Section XXI(a) above, such notification and certification shall be provided within fifteen (15) days after the end of each month, reflecting such information as of the end of the month immediately preceding such notice. If Lessee fails timely to provide such notification and compliance certificates, within fifteen (15) days after such failure, Lessee shall cause to be delivered to Lessor an irrevocable standby letter of credit as described in Section XXI(c) below. A failure by Lessee to provide such Letter of Credit or otherwise comply with this
     Section XXI shall be a default hereunder.

          (c) The irrevocable standby letter of credit provided pursuant to this addendum shall be (i) in the amount of the then Stipulated Loss Value of all of the Schedules, (ii) issued by a bank which is acceptable to Lessor in its sole discretion, (iii) in the form attached as Exhibit A or as may be acceptable to Lessor in its sole discretion, and (iv) for an initial term of one (1) year with automatic annual renewals thereafter (without amendment except for extension of the then current expiration date by an additional year) until Lessee has received written notice from Lessor to the effect that the Letter of credit is being released in its entirety. Lessee shall also execute a Letter of Credit Agreement in the form attached as Exhibit B.

     2. SECTION XXII. All Schedules under this Lease shall be for a minimum of $300,000.00.

Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding nor effective with respect to the Lease or the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.


LESSOR:                                    LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION       MILLENNIUM PHARMACEUTICALS, INC.


By:                                        By:
   -------------------------------            ----------------------------------
Name:                                      Name:
     -----------------------------              --------------------------------
Title:                                     Title:
      ----------------------------               -------------------------------


                                           Attest:

                                           By:
                                              ----------------------------------

                                    EXHIBIT B
                           LETTER OF CREDIT AGREEMENT

THIS LETTER OF CREDIT AGREEMENT, dated ____________________ ("AGREEMENT"), between MILLENNIUM PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware ("LESSEE"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("LESSOR").

                                    RECITALS:

     WHEREAS, Lessee desires to lease from Lessor certain equipment or other property (collectively, "EQUIPMENT") pursuant to a Master Lease Agreement dated as of ____________________ (said Master Lease Agreement together all present and future schedules thereto, as the same may be from time to time extended, amended, restated or otherwise modified, being hereinafter collectively referred to as the "LEASE"); and

     WHEREAS, Lessor is unwilling to lease the Equipment to Lessee unless and until Lessee provides Lessor with certain additional assurances in the form of additional covenants as provided in Addendum No. 1 to the Lease ("ADDENDUM");

     WHEREAS, upon a breach by Lessee under the terms of the Addendum, Lessee is required to provide a Letter of Credit as described herein;

     NOW, THEREFORE, in consideration of the above premises and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. If required under the Addendum, Lessee shall, at its sole cost and expense and as additional security for the prompt payment and performance of all of its obligations (whether now existing or hereafter arising) under the Lease, deliver or cause to be delivered to Lessor an irrevocable standby letter of credit ("LETTER OF CREDIT") which shall be (i) in the amount as specified in the Addendum, (ii) issued by a bank which is acceptable to Lessor in its sole discretion, (iii) substantially in the form of Exhibit A attached hereto (or in such other form as may be acceptable to Lessor in its sole discretion), and (iv) for an initial term of one year with automatic annual renewals thereafter (without amendment except for extension of the then current expiry date by an additional year) until Lessee has received written notice from Lessor to the effect that the Letter of Credit is being released in its entirety. After all of Lessee's obligations under the Lease have been indefeasibly paid and performed in full, Lessor shall, upon the request of Lessee, release the Letter of Credit and provide Lessee with a written notice to that effect. If requested by Lessor, the Letter of Credit shall, at Lessee's sole cost and expense, be accompanied by an opinion of counsel regarding its due authorization, execution, and enforceability (which opinion shall be in form and substance, and from counsel, acceptable to Lessor in its sole discretion).

     2. Lessee shall be in default under this Agreement and the Lease if for any reason whatsoever: (a) Lessor fails to receive the Letter of Credit in the time and manner required herein; (b) the Letter of Credit is not automatically renewed as required herein; (c) Lessor receives any notice to the effect that the Letter of Credit will not be automatically renewed as required herein; or
(d) Lessee otherwise breaches any of its obligations hereunder. The foregoing events of default are in addition to, not in lieu of, those set forth in the Lease.

     3. Upon the occurrence of any default under this Agreement or the Lease, or upon the filing of any petition by or against Lessee under any bankruptcy, insolvency or similar laws, then in any such event and at any time thereafter Lessor shall have the right, with or without notice to or demand upon Lessee, to draw upon the Letter of Credit, by presenting to the issuer one or more sight drafts and any other necessary documents, and to receive (in a lump sum or in several sums from time to time at the sole discretion of Lessor) and retain an amount not to exceed, in the aggregate, that available under the Letter of Credit.

     4. If Lessor draws on the Letter of Credit, the proceeds received by Lessor therefrom shall be applied: first, towards costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lessor in connection with such draw or in otherwise enforcing its rights and remedies hereunder; second, towards any rent or other sums of any kind then due and unpaid by Debtor under the Lease; and third, at Lessor's option either (i) towards the Stipulated Loss Value calculated as provided in the Lease or (ii) Lessor may hold any such proceeds as additional security (commingled with its own funds and without any need to pay interest or income thereon) for any further obligations of Lessee under the Lease, including, without limitation, any rent or other sums of any kind that may become due under the Lease and/or the Stipulated Loss Value calculated as provided in the Lease. Once all obligations of Lessee under the Lease have been indefeasibly paid and performed in full, any remaining excess proceeds from the Letter of Credit shall be remitted by Lessor to Lessee. In any event, Lessee shall remain liable for any deficiency under the Lease.

     5. Lessor's rights and remedies under this Agreement (including, without limitation, the right to draw upon the Letter of Credit), the Lease or otherwise are cumulative and may be exercised singularly or concurrently. Neither any failure nor delay on the part of Lessor to draw upon the Letter of Credit or to exercise any other rights or remedies shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or of any other right or remedy howsoever arising. Under no circumstances shall Lessor be deemed or construed to have waived its right to draw upon the Letter of Credit or to exercise any of its other rights or remedies unless such waiver is in writing and executed by a duly authorized representative of Lessor. A waiver of any right or remedy on any one occasion shall not operate as a waiver of such right or remedy on any future occasion or as a waiver of any other right or remedy.

     6. LESSEE AND LESSOR HEREBY UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, THE LETTER OF CREDIT, THE LEASE, ANY DOCUMENTS RELATING HERETO OR THERETO, ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN THEM. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LETTER OF CREDIT, THE LEASE OR ANY DOCUMENTS RELATING HERETO OR THERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

     7. Any notices to be given in connection herewith shall be delivered in the manner contemplated by the Lease. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior understandings (whether written, verbal, implied or otherwise) with respect thereto. None of the terms hereof may be amended, waived or otherwise modified except pursuant to a written instrument duly executed by the party to be charged. Lessor may assign its rights hereunder at any time, but Lessee may not do so without the prior written consent of Lessor. This Agreement shall be binding upon, and shall inure to the benefit of, Lessor, Lessee, and their respective successors and permitted assigns.


     IN WITNESS WHEREOF, Lessee and Lessor have caused their duly authorized representatives to execute and deliver this Agreement on the year and day first above written.



LESSOR:                                    LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION       MILLENNIUM PHARMACEUTICALS, INC.


By:                                        By:
   -------------------------------            ----------------------------------
Name:                                      Name:
     -----------------------------              --------------------------------
Title:                                     Title:
      ----------------------------               -------------------------------


                                           Attest:

                                           By:
                                              ----------------------------------

                                    EXHIBIT A
                          (BANK LETTERHEAD STATIONERY)

                            FORM OF LETTER OF CREDIT



GENERAL ELECTRIC CAPITAL CORPORATION
303 INTERNATIONAL CIRCLE  SUITE 300
HUNT VALLEY, MARYLAND  21031

RE: IRREVOCABLE LETTER OF CREDIT NO.__________FOR

U.S. $_______________, DATED__________________, 19_____.

GENTLEMEN:

     WE HEREBY ISSUE OUR IRREVOCABLE LETTER OF CREDIT NO.______ IN FAVOR OF GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GECC"), for the account of MILLENNIUM PHARMACEUTICALS, INC. ("CUSTOMER").

     We undertake to honor from time to time your draft or drafts at sight on us not exceeding in the aggregate U.S. $__________ when accompanied by a typewritten statement by GECC stating either (i) that the amount of the accompanying draft is due and owing by Customer to GECC, or (ii) that a petition has been filed by or against Customer under Title 11 of the United States Code or any successor law or similar law.

     We agree that we shall have no duty or right to inquire as to the basis upon which GECC has determined to present to us any draft under this Letter of Credit, and presentation of such draft shall automatically result in payment to GECC.

     This Letter of Credit is valid until __________, 19_____, and drafts drawn hereunder, when accompanied by the statement referred to above, will be honored if presented to us at our office at ____________________ on or before that date by 11:59 PM.

     All drafts must be marked "DRAWN UNDER IRREVOCABLE LETTER OF CREDIT NO ______, DATED ___________________, 19_____".

     This irrevocable Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision) and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of MA.

     All of the terms and conditions of this Letter of Credit are contained herein and shall not be altered except by reduction in the amount due to corresponding payments in like amount in compliance with the aforementioned terms. There are no other conditions to this Letter of Credit.

     We hereby waive any defense based upon any allegation of fraud.


                                         Very truly yours,


                                         ---------------------------------------
                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------

                                   ADDENDUM TO
                                SCHEDULE NO. 001
                             DATED _________________
                            TO MASTER LEASE AGREEMENT
                    DATED AS OF ______________________, 19 ___


     THIS ADDENDUM amends and supplements the above schedule (the "Schedule") to the above lease (the "Lease"), between GENERAL ELECTRIC CAPITAL CORPORATION ("Lessor") and Millennium Pharmaceuticals, Inc. ("Lessee") and is hereby incorporated into the Schedule as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

     For purposes of this Schedule only, the Lease is hereby amended by adding the following to the end thereof:

     1.   END OF BASIC TERM OPTIONS:

     At the expiration of the Basic Term (the "BASIC TERM EXPIRATION DATE"), so long as no default has occurred and is continuing hereunder and this Agreement has not been earlier terminated, Lessee shall exercise one of the following options:

          (a) RENEWAL OPTION. So long as no default exists hereunder and the Lease has not been earlier terminated, Lessee may as of the Basic Term Expiration Date, upon at least one hundred eighty (180) days but not more than two hundred seventy (270) days prior written notice to Lessor, extend the term of the Lease with respect to all (but not less than all) of the Equipment covered by this Schedule for a period of twelve (12) months ("Renewal Period") for a scheduled monthly rental equal to One (1) % per month of the Lessor's Capitalized Cost.

          (b) PURCHASE OPTION. Upon at least 180 but no more than 270 days written notice to Lessor prior to the Basic Term Expiration Date, Lessee may purchase all (but not less than all) of the Equipment covered by this Schedule on an AS IS BASIS for cash equal to the greater of (A) Ten percent
     (10) of the Capitalized Lessor's Cost (plus all applicable sales taxes) or
     (B) the then Fair Market Value of the Equipment (plus all applicable sales taxes). On the Basic Term Expiration Date, Lessor shall receive in cash the full purchase price (plus all applicable sales taxes) together with any Rent or other sums then due under the Lease on such date. Lessee shall be deemed to have waived this option if it fails to timely provide Lessor with the required written notice of its election to exercise the same or unless it provides Lessor with written notice of its irrevocable election to exercise the same within 15 days after Fair Market Value is determined (by agreement or appraisal). Notwithstanding anything stated in Section XIX(b) to the contrary the Lessee shall choose the appraiser. The appraiser must be independent and currently hold a professional appraisal certification. Lessee shall bear all costs associated with any such appraisal.



     2.   RENEWAL TERM OPTIONS:

     At the expiration of the Renewal Term, so long as no default has occurred and is continuing hereunder and this Agreement has not been earlier terminated, Lessee shall exercise one of the following options:

     (a)  Renewal Option:
     --------------------
          (i) So long as no default exists hereunder and the lease has not been earlier terminated, Lessee may at expiration of the Renewal Term, upon at least 120 days but not more than 270 days prior written notice to Lessor, extend the term of the Lease with respect to all (but not less than all) of the Equipment in this Schedule for a term to be agreed upon by Lessee and Lessor (the "Renewal Period") for a scheduled monthly rental equal to the monthly Fair Market Rental Value thereof determined as of the end of the Renewal Term.

          (ii) "Fair Market Rental Value" shall mean the price which a willing lessee would pay for the rental of the Equipment in an arms-length transaction to a willing lessor under no compulsion to lease for a time period similar to the Renewal Period; provided, however, that in such determination: (i) the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under this Lease (ii) in the case of any installed additions to the Equipment, same shall be valued on an installed basis; and (iii) costs of removal of the Equipment from the current location shall not be a deduction from such valuation. If Lessor and Lessee are unable to agree on the Fair Market Rental Value at least 135 days before Lease expiration, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Rental Value, and that determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

          (iii) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within 15 days after Fair Market Rental Value is determined (by agreement or appraisal).

     (b) PURCHASE OPTION: The Lessee may purchase the Equipment under the terms of Section XVIII of the Lease.

     (c) RETURN OPTION: The Lessee may return the Equipment under terms of the Lease.

     Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding or effective with respect to the Lease or the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.


LESSOR:                                    LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION       MILLENNIUM PHARMACEUTICALS, INC.


By:                                        By:
   -------------------------------            ----------------------------------
Name:                                      Name:
     -----------------------------              --------------------------------
Title:                                     Title:
      ----------------------------               -------------------------------


                                           Attest:

                                           By:
                                              ----------------------------------